EXECUTION VERSION

Share Purchase

Agreement

between

Akers Biosciences, Inc.

as Seller

and

Chubeworkx Guernsey Limited

as Purchaser

relating to

the sale and purchase of 20 ordinary shares of (EN)10
(Guernsey) Limited

Simmons & Simmons LLP CityPoint One Ropemaker Street London EC2Y 9SS United Kingdom

T +44 20 7628 2020 F +44 20 7628 2070 DX Box No 12

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THIS AGREEMENT is dated the 12th of  June 2013 and made

BETWEEN

(1)	AKERS BIOSCIENCES, INC. a company incorporated in the state of New Jersey, United States of America and whose registered office is at 201 Grove Road, Thorofare, New Jersey 08086, United States of America (the “Seller”); and

(2)	CHUBEWORKX GUERNSEY LIMITED a company registered in Guernsey with registered number 55801 and whose registered office is at 18-20 Le Pollet, St Peter Port, Guernsey, GY1 1WH, Channel Islands (the “Purchaser”).

RECITALS:

(A)	The Seller is the beneficial owner of 20 ordinary shares of £1 each in the share capital of the Company (as defined below) (the “Sale Shares”).

(B)	The remaining shares in the Company are owned by other members of the Purchaser’s Group.

(C)	The Purchaser has agreed to buy and the Seller has agreed to sell the Sale Shares on and subject to the terms of this Agreement.

(D)	The Purchaser and the Seller will enter into the Subscription Agreement (as defined below) on or about the date of this Agreement and the acquisition of the Sale Shares is conditional on the closing of the Subscription Agreement.

THE PARTIES AGREE that:

1.	Interpretation

1.1	In this Agreement where the context admits:

“Agreed Form” means, in relation to any document, a document in the terms signed or initialled by or on behalf of the parties for identification.

“Affiliate” means, in relation to a body corporate, any subsidiary undertaking or parent undertaking of such body corporate, and any subsidiary undertaking of any such parent undertaking for the time being.

“AIM” means the market of that name operated by the London Stock Exchange plc.

“AIM Rules” means the rules for AIM companies and their nominated advisers issued by the London Stock Exchange plc in relation to AIM traded securities.

“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for ordinary face to face banking business in London.

“Common Stock” means the 80,000,000 shares of common stock of US$0.001 each in the Seller to be subscribed for by, and delivered to, the Purchaser pursuant to the Subscription Agreement.

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“Company” means (EN)10 (Guernsey) Limited, a company registered in Guernsey with registered number 52822 and whose registered office is at 18-20 Le Pollet, St Peter Port, Guernsey, GY1 1WH, Channel Islands.

“Completion” means completion of the sale and purchase of the Sale Shares in accordance with Clause 5.

“Condition” means the condition set out in Clause 4.

“Consideration” means the sum of US$100,000.

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), or other security agreement or arrangement.

“Excluded Shares” means the entire issued share capital of the Company other than the Sale Shares.

“Purchaser’s Group” means the Purchaser and each of its Affiliates, including the Company.

“Sale Shares” has the meaning given to it in Recital A.

“Seller’s Group” means the Seller and each of its Affiliates, other than the Company.

“Subscription Agreement” means the agreement between the Purchaser and Seller dated on or about the date of this Agreement, pursuant to which the Purchaser will purchase and subscribe for the Common Stock for an aggregate subscription price of US$1,600,000.

1.2	Construction of certain references

In this Agreement, where the context admits:

(A)	words and phrases the definitions of which are contained or referred to in Part 38 Companies Act 2006 shall be construed as having the meanings thereby attributed to them;

(B)	references to clauses are references to clauses of this Agreement;

(C)	references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include all such genders;

(D)	"person" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

(E)	"company" includes any corporate body.

2.	Sale of Sale Shares

Subject to the terms of this Agreement, the Seller shall sell with full title guarantee and the Purchaser shall purchase the Sale Shares, free from all Encumbrances and together with all rights attaching to the Sale Shares on or after the date of this Agreement.

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3.	Consideration

The total consideration for the Sale Shares shall be US$100,000, payable in cash on Completion to such account as the Seller shall specify in writing to the Purchaser.

4.	Conditions

4.1	Condition

Completion is conditional upon the delivery of the Common Stock to the Purchaser and the admission to trading on AIM of the Common Stock in accordance with the Subscription Agreement.

4.2	Failure to satisfy the Condition

In the event that the Condition shall not have been satisfied or waived by the Purchaser on or before 30 June 2013, this Agreement shall lapse and no party shall make any claim against any other in respect hereof, save for any antecedent breach.

4.3	Waiver

The Purchaser may waive in whole or in part the Condition or extend the period in which the Condition is to be satisfied.

5.	Completion

5.1	Date of Completion

Completion shall take place immediately following the satisfaction of the Condition.

5.2	Seller’s Obligations

At Completion the Seller shall deliver to the Purchaser:

(A)	duly executed transfers of the Sale Shares by the registered holders thereof in favour of the Purchaser or its nominees together with the relevant share certificates in respect of each of the Sale Shares; and

(B)	a stock transfer form in Agreed Form.

5.3	Purchaser’s Obligations

At Completion the Purchaser shall pay the Consideration to the Seller by payment into the Seller’s bank account.

5.4	Failure to Complete

If in any respect the obligations of the Seller or the Purchaser are not complied with on the date for Completion, as provided in clause 5.1 above, the party not in default may:

(A)	defer Completion to a date not more than 28 days after the date set by clause 5.1 (and so that the provisions of this clause 5.4, apart from this clause 5.4(A), shall apply to Completion as so deferred); or

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(B)	proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

(C)	rescind this Agreement.

6.	Warranties

6.1	The Seller warrants that each of the following statements is true, accurate and not misleading on the date of this agreement and as at the date of Completion:

(A)	Capacity

The Seller has the requisite power and authority to enter into and perform this Agreement, and may enter into this Agreement and perform its obligations under this Agreement without requiring or obtaining the consent of its shareholders or of any other person, Authority or body.

(B)	Enforceability

(1)	This Agreement when executed by the Seller constitutes valid, binding and enforceable obligations of the Seller in accordance with its terms (without prejudice to creditor protection laws of general application).

(2)	The execution, delivery and performance of, and compliance with the terms of, this Agreement will not result in a conflict, breach or default which is material in the context of the transaction the subject of this Agreement, with, of or under:

(a)	any instrument to which the Seller is a party or by which it is bound; or

(b)	any order, judgment or decree, or undertaking given to any Authority or person, which applies to or by which the Seller or any of its property is bound.

(C)	Ownership of Sale Shares

(1)	The Seller is the registered and sole beneficial owner of the Sale Shares and has the right to transfer entire legal and beneficial title to the Sale Shares free from any Encumbrances in accordance with the terms of this Agreement.

(2)	The Seller does not own or have any other rights in relation to the Excluded Shares.

(3)	There is no dispute concerning the Seller’s title to the Sale Shares or its ability to sell the same and no other person has claimed to have title to, or to be entitled to, any interest in the Sale Shares.

(4)	The Seller is not engaged in any litigation, arbitration or other proceedings in any way relating to its title to the Sale Shares, and the Company has not received any application for the rectification of its register of members. There are no circumstances likely to give rise to any of the matters referred to in this paragraph.

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7.	Waiver of Claims

The Seller undertakes to and for the benefit of the Purchaser that it will not make or pursue any claim or action howsoever arising against the Company or any of the Company's employees in respect of any loss or liability the Seller may incur pursuant to this Agreement (or any other document referred to in this Agreement) or otherwise in connection with the sale of the Sale Shares to the Purchaser.

8.	Confidentiality

8.1	Confidentiality

Subject to clauses 8.2, 8.3 and 8.4, each party:-

(A)	shall treat as strictly confidential the provisions of this Agreement and the process of their negotiation and all information about the other party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement ("Confidential Information"); and

(B)	shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any person any Confidential Information.

8.2	Permitted disclosure or use

(A)	Clause 8.1 shall not apply if and to the extent that the party using or disclosing Confidential Information can demonstrate that:

(1)	such disclosure is required by law or the AIM Rules, or is required or requested by any supervisory, regulatory or governmental body having jurisdiction over it and whether or not the requirement or request has the force of law; or

(2)	such disclosure is to its professional advisers in relation to the negotiation entry into or performance of this Agreement or any matter arising out of the same;

(3)	in the case of disclosure or use, the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 8.1(A); or

(4)	in the case of disclosure or use, the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 8.1(B).

(B)	Nothing in this clause 8 prevents any Confidential Information being disclosed:

(1)	by the Seller or by any relevant member of the Seller’s Group to its professional advisers, auditors, bankers or a bona fide potential purchaser of any member of the Seller’s Group (by way of a direct or indirect sale of the shares or assets of the relevant member of the Seller’s Group) but, before any disclosure to any such person, the Seller shall procure that such person is made aware of the terms of this clause and shall use its best endeavours to procure that such person enters into an appropriate undertaking to maintain the confidentiality of all Confidential Information;

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(2)	by the Purchaser or by any relevant member of the Purchaser's Group to its professional advisers, auditors, bankers or a bona fide potential purchaser of any member of the Purchaser's Group (by way of a direct or indirect sale of the shares or assets of the relevant member of the Purchaser's Group) but, before any disclosure to any such person, the Purchaser shall procure that such person is made aware of the terms of this clause and shall use its best endeavours to procure that such person enters into an appropriate undertaking to maintain the confidentiality of all Confidential Information; or

(3)	to a member of the Seller’s Group or a member of the Purchaser's Group or any of their respective officers, directors, employees or consultants who need to know the Confidential Information for the purposes of their duties.

8.3	Continuance of restrictions

The restrictions contained in this clause 8 shall survive Completion and shall continue without limit of time.

8.4	Privilege

Where any Confidential Information is also privileged, the waiver of such privilege is limited to the purposes of this Agreement and does not, and is not intended to, result in any wider waiver of the privilege. Any party hereto in possession of any Confidential Information relating to any other party hereto shall take all reasonable steps to protect the privilege of that party therein and shall inform that party if any step is taken by any other person to obtain any of its privileged Confidential Information.

9.	Announcements

9.1	Restrictions

Subject to clause 9.2 and whether or not any restriction contained in clause 8 applies, no party to this Agreement shall make any announcement, (including, without limitation any communication to the public, to any customers or suppliers of the Company, or to all or any of the employees of the Company) concerning the provisions or subject matter of this Agreement or containing any information about the other party without the prior written approval of the other (which shall not be unreasonably withheld or delayed).

9.2	Permitted announcements

Clause 9.1 shall not apply if and to the extent that such announcement is required by law or the AIM Rules, or by any supervisory, regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

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9.3	Continuance of restrictions

The restrictions contained in this clause 9 shall survive Completion and shall continue without limit of time.

10.	Provisions relating to this Agreement

10.1	Successors and assigns

This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable by any party without the prior written consent of the other party.

10.2	Whole agreement and variations

(A)	This Agreement constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements and undertakings, whether in writing or oral, relating to such subject matter.

(B)	No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

10.3	Agreement survives Completion

The warranties set out in clause 6 and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

10.4	Rights etc cumulative and other matters

(A)	The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B)	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

(C)	No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

10.5	Invalidity

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

10.6	Counterparts

This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

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10.7	Costs

Save as otherwise expressly provided herein, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

10.8	Notices

(A)	Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 10.8(B) and may be:

(1)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

(2)	sent by pre-paid first class post or, if available, airmail or by air courier, in which case it shall be deemed to have been given two Business Days after the date of posting or delivery to the courier; or

(3)	sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day; or

(4)	sent by electronic mail, in which case it shall be given at the time it left the e-mail gateway of the server of the notice, but subject to the same provisions concerning receipt after 17.00 hours which apply to notices sent by fax.

(B)	The addresses and other details of the parties referred to in clause 10.8(B) are, subject to clause 10.8(C)(1):

Name:	Akers Biosciences, Inc.
For the attention of:	Thomas A Nicolette
Address:	201 Grove Road
Thorofare, New Jersey 08086
United States of America

Fax number:	+1 856 848 0269
E-mail address	tan@akersbiosciences.com

Name:	Chubeworkx Guernsey Limited
For the attention of:	Mark Chasey
Address:	18-20 Le Pollet
St Peter Port
Guernsey GY1 1WH

Fax number:	+44 1481 722 584
E-mail address	mchasey@oaktrust.co.uk

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With a copy to:

Name:	Chubeworkx Guernsey Limited
For the attention of:	Darren Jenkins
Address:	37 Ixworth Place
London SW3 3QH
UNITED KINGDOM

Fax number:	+44 20 7225 6425
E-mail address	darren.jenkins@chubeworkx.com

(C)	In proving service of any notice it shall be sufficient to prove:

(1)	in the case of a notice sent by post that such notice was properly addressed, stamped and placed in the post;

(2)	in the case of a notice personally delivered that it was delivered to or left at the specified address;

(3)	in the case of a notice sent by fax that it was duly despatched to the specified number as confirmed by a transmission report;

(4)	in the case of a notice sent by e-mail that the e-mail left the e-mail gateway of the server of the notice; and

(5)	in the case of a notice sent by air courier that it was delivered to a representative of the courier.

(D)	Any party to this Agreement may notify the other party of any change to its address or other details specified in clause 10.8(B), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

10.9	Further Assurance

At any time after the date of this Agreement the parties will, and will use all reasonable endeavours to procure that any necessary person will, at the cost of the relevant party, execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

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11.	Law and Jurisdiction

11.1	English Law

This Agreement and any non-contractual obligations arising from or in connection with it shall be governed by, and construed in accordance with, English law.

11.2	Jurisdiction

In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inappropriate forum.

11.3	Contracts (Rights of Third Parties) Act 1999

Except in relation to clause 7, no person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

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IN WITNESS of which this Agreement has been entered into by the parties on the date first above written.

SIGNED by	)
duly authorised for and	)
on behalf of AKERS	)
BIOSCIENCES, INC.	)

SIGNED by	)
duly authorised for and	)
on behalf of CHUBEWORKX	)
GUERNSEY LIMITED	)

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